Exhibit 99.2

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Operating Revenues:
Electric	$1,928	$1,872	$4,944	$4,855
Gas	132	125	987	895
Total operating revenues	2,060	1,997	5,931	5,750
Operating Expenses:
Fuel	461	338	963	864
Coal contract settlement	-	-	(60)	-
Purchased power	371	419	964	1,106
Gas purchased for resale	73	68	697	622
Other operations and maintenance	449	417	1,340	1,230
Depreciation and amortization	180	176	534	534
Taxes other than income taxes	98	97	300	295
Total operating expenses	1,632	1,515	4,738	4,651
Operating Income	428	482	1,193	1,099
Other Income and Expenses:
Miscellaneous income	23	20	61	53
Miscellaneous expense	(10)	(9)	(23)	(19)
Total other income	13	11	38	34
Interest Charges	113	110	331	316
Income Before Income Taxes, Minority Interest and Preferred
Dividends of Subsidiaries	328	383	900	817
Income Taxes	113	130	319	279
Income Before Minority Interest and Preferred Dividends of Subsidiaries	215	253	581	538
Minority Interest and Preferred Dividends of Subsidiaries	11	9	33	28
Net Income	$204	$244	$548	$510

Earnings per Common Share - Basic and Diluted	$0.97	$1.18	$2.61	$2.46

Average Common Shares Outstanding	210.3	207.6	209.5	207.1

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)
	Nine Months Ended
	September 30,
	2008	2007
Cash Flows From Operating Activities:
Net income	$548	$510
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sales of emission allowances	(2)	(7)
Net mark-to-market gain on derivatives	(42)	(7)
Depreciation and amortization	549	557
Amortization of nuclear fuel	31	26
Amortization of debt issuance costs and premium/discounts	14	14
Deferred income taxes and investment tax credits, net	130	18
Minority interest	25	20
Other	(2)	10
Changes in assets and liabilities:
Receivables	144	(220)
Materials and supplies	(216)	(110)
Accounts and wages payable	(100)	(113)
Taxes accrued, net	44	75
Assets, other	46	58
Liabilities, other	142	151
Pension and other postretirement benefit obligations	2	67
Counterparty collateral asset	(2)	(71)
Counterparty collateral liability	2	-
Taum Sauk insurance receivable, net	(68)	(58)
Net cash provided by operating activities	1,245	920

Cash Flows From Investing Activities:
Capital expenditures	(1,316)	(1,035)
Nuclear fuel expenditures	(161)	(39)
Purchases of securities - nuclear decommissioning trust fund	(386)	(110)
Sales of securities - nuclear decommissioning trust fund	360	98
Purchases of emission allowances	(2)	(12)
Sales of emission allowances	2	5
Other	2	-
Net cash used in investing activities	(1,501)	(1,093)

Cash Flows From Financing Activities:
Dividends on common stock	(399)	(395)
Capital issuance costs	(9)	(3)
Short-term debt, net	(65)	590
Dividends paid to minority interest holder	(23)	(16)
Redemptions, repurchases, and maturities:
Long-term debt	(823)	(465)
Preferred stock	(16)	(1)
Issuances:
Common stock	107	71
Long-term debt	1,335	425
Net cash provided by financing activities	107	206

Net change in cash and cash equivalents	(149)	33
Cash and cash equivalents at beginning of year	355	137

Cash and cash equivalents at end of period	$206	$170

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	September 30,	December 31,
	2008	2007

ASSETS
Current Assets:
Cash and cash equivalents	$206	$355
Accounts receivable - trade, net	506	570
Unbilled revenue	262	359
Miscellaneous accounts and notes receivable	291	280
Materials and supplies	956	735
Other current assets	326	181
Total current assets	2,547	2,480
Property and Plant, Net	15,977	15,069
Investments and Other Assets:
Nuclear decommissioning trust fund	269	307
Goodwill	831	831
Intangible assets	167	198
Regulatory assets	1,122	1,158
Other assets	566	685
Total investments and other assets	2,955	3,179

TOTAL ASSETS	$21,479	$20,728

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt	$269	$221
Short-term debt	1,407	1,472
Accounts and wages payable	509	687
Taxes accrued	128	84
Other current liabilities	605	438
Total current liabilities	2,918	2,902
Long-term Debt, Net	6,143	5,691
Preferred Stock of Subsidiary Subject to Mandatory Redemption	-	16
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	2,072	2,046
Accumulated deferred investment tax credits	102	109
Regulatory liabilities	1,291	1,240
Asset retirement obligations	583	562
Accrued pension and other postretirement benefits	741	839
Other deferred credits and liabilities	367	354
Total deferred credits and other liabilities	5,156	5,150
Preferred Stock of Subsidiaries Not Subject to Mandatory Redemption	195	195
Minority Interest in Consolidated Subsidiaries	24	22
Stockholders' Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	4,731	4,604
Retained earnings	2,259	2,110
Accumulated other comprehensive income	51	36
Total stockholders' equity	7,043	6,752

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$21,479	$20,728